EXHIBIT 5.1

[Letterhead of Latham &Watkins LLP]

November 5, 2004

Avery Dennison Corporation

150 North Orange Grove Boulevard

Pasadena, California 91103

Re:	$500,000,000 Aggregate Offering Price of Securities of
Avery Dennison Corporation

Ladies and Gentlemen:

We have acted as special counsel to Avery Dennison Corporation, a Delaware corporation (the “Company”), in connection with the offering from time to time of up to $500,000,000 aggregate offering price of (i) debt securities (the “Debt Securities”), (ii) shares of preferred stock, par value $1.00 per share (the “Preferred Stock”), (iii) shares of Preferred Stock represented by depositary shares and evidenced by depositary receipts (“Depositary Shares”), each of which will represent a fractional share of Preferred Stock, (iv) shares of common stock, par value $1.00 per share (the “Common Stock”) or (v) warrants to purchase Debt Securities, Preferred Stock, Depositary Shares or Common Stock (collectively, the “Warrants”) (the Debt Securities, Preferred Stock, Depositary Shares, Common Stock and Warrants are collectively referred to as the “Securities”), pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on November 5, 2004 (the “Registration Statement”), and the prospectus contained in the Registration Statement as shall be supplemented by one or more prospectus supplements (each, a “Prospectus Supplement” and collectively, the “Prospectus”). The Registration Statement provides that Debt Securities may be convertible into shares of Common Stock or Preferred Stock and Preferred Stock may be convertible into shares of Common Stock.

In addition, the Debt Securities will be issued under the Indenture, dated as of November 4, 2004, as it may be supplemented by board resolutions and one or more supplemental indentures or officers’ certificates in accordance with the Indenture (collectively, the “Indenture”), between the Company and J.P. Morgan Trust Company, National Association, as trustee (the “Trustee”). The Indenture is attached as an exhibit to the Registration Statement. The Depositary Shares will be issued under one or more deposit agreements (each, a “Deposit Agreement”), by and between the Company and a financial institution identified therein as the

November 5, 2004

LATHAM & WATKINS LLP

depositary (each, a “Depositary”). The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”), by and among the Company and a financial institution identified therein as a warrant agent (each, a “Warrant Agent”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as to the enforceability of the Debt Securities, the Depositary Shares and the Warrants and the validity of the Preferred Stock and Common Stock.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have (a) assumed that the proceedings taken and required to be taken by the Company in connection with the authorization of the Indenture, a Deposit Agreement, a Warrant Agreement and the Securities, and the issuance and sale of the Securities, will be duly completed, and (b) relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters; we have not independently verified such factual matters.

We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

(1) When the specific terms of any particular Debt Security have been duly established in accordance with the Indenture and authorized by all necessary corporate action of the Company, and when any such Debt Security has been duly executed, issued, authenticated and delivered by or on behalf of the Company against payment therefor in accordance with the Indenture and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such corporate action, such Debt Security will be a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(2) The Company has the authority pursuant to its Certificate of Incorporation to issue up to 5,000,000 shares of Preferred Stock. When a series of Preferred Stock has been duly established in accordance with the terms of the Company’s Certificate of Incorporation and authorized by all necessary corporate action of the Company, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such corporate action, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

(3) When a Deposit Agreement shall have been duly authorized, executed and delivered by the Company in accordance with applicable law, the specific terms of a particular

November 5, 2004

LATHAM & WATKINS LLP

issuance of Depositary Shares have been duly established in accordance with the Deposit Agreement and authorized by all necessary corporate action of the Company, and the Depositary Shares have been duly executed, issued and delivered by the Depositary against payment therefor in accordance with the Deposit Agreement and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such corporate action (assuming the underlying Preferred Stock has been validly issued and deposited with the Depositary), such Depositary Shares will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(4) The Company has authority pursuant to its Certificate of Incorporation to issue up to 400,000,000 shares of Common Stock. When the Common Stock has been duly authorized by all necessary corporate action of the Company, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such corporate action, such shares of Common Stock will be validly issued, fully paid and nonassessable.

(5) When a Warrant Agreement shall have been duly authorized, executed and delivered by the Company in accordance with applicable law, the specific terms of a particular issuance of Warrants have been duly established in accordance with the Warrant Agreement and authorized by all necessary corporate action of the Company, and the Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the Warrant Agreement and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such corporate action (assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions rendered in paragraphs 1, 3 and 5 above relating to the enforceability of the Securities are subject to the following exceptions, limitations and qualifications: (a) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; (c) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (d) we express no opinion concerning (i) the enforceability of the waiver of rights or defenses contained in Section 515 of the Indenture, (ii) the unenforceability of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy and (iii) whether acceleration of the Debt Securities may affect the collectibility of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

November 5, 2004

LATHAM & WATKINS LLP

To the extent that the obligations of the Company under the Indenture, a Deposit Agreement or a Warrant Agreement may be dependent upon such matters, with your consent, we have assumed (a) that the Indenture has been, and a Deposit Agreement and Warrant Agreement will be, duly authorized, executed and delivered by, and constitute legally valid and binding obligations of, the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (b) that the status of the Indenture, the Debt Securities, the Depositary Shares and the Warrants as legally valid and binding obligations of the respective parties thereto is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

This opinion is provided to the Company in connection with the registration of the Securities by the Company pursuant to the Registration Statement, and may not be relied upon by anyone for any other purpose. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters”. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP